EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

BRAEMAR HOTELS & RESORTS DECLARES
DIVIDENDS FOR THE FIRST QUARTER OF 2023

DALLAS, January 11, 2023 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) announced today that its Board of Directors (the “Board”) declared a quarterly cash dividend of $0.05 per diluted share for the Company's common stock for the first quarter ending March 31, 2023. The dividend, which equates to an annual rate of $0.20 per share, is payable on April 17, 2023, to shareholders of record as of March 31, 2023.
The Board declared a quarterly cash dividend for the first quarter ending March 31, 2023, of $0.3438 per diluted share, for the Company’s 5.5% Series B Cumulative Convertible Preferred Stock. This dividend is payable on April 17, 2023, to stockholders of record as of March 30, 2023.
The Board declared a quarterly cash dividend for the first quarter ending March 31, 2023, of $0.5156 per diluted share, for the Company’s 8.25% Series D Cumulative Preferred Stock. This dividend is payable on April 17, 2023, to stockholders of record as of March 31, 2023.
The Board declared a monthly cash dividend for the Company’s Series E Redeemable Preferred Stock equal to a quarterly rate of $0.4844 per share, payable as follows: $0.1614 per share will be paid on February 15, 2023, to stockholders of record as of January 31, 2023; $0.1614 per share will be paid on March 15, 2023 to stockholders of record as of February 28, 2023; and $0.1614 per share will be paid on April 17, 2023 to stockholders of record as of March 31, 2023.

The Board declared a monthly cash dividend for CUSIPs 10482B705, 10482B887 and 10482B796 of the Company’s Series M Redeemable Preferred Stock equal to a quarterly rate of $0.5188 per share, payable as follows: $0.1729 per share will be paid on February 15, 2023 to stockholders of record as of January 31, 2023; $0.1729 per share will be paid on March 15, 2023 to stockholders of record as of February 28, 2023; and $0.1729 per share will be paid on April 17, 2023 to stockholders of record as of March 31, 2023.
The Board declared a monthly cash dividend for all remaining CUSIPs of the Company’s Series M Redeemable Preferred Stock equal to a quarterly rate of $0.5125 per share, payable as follows: $0.1708 per share will be paid on February 15, 2023 to stockholders of record as of January 31, 2023; $0.1708 per share will be paid on March 15, 2023 to stockholders of record as of February 28, 2023; and $0.1708 per share will be paid on April 17, 2023 to stockholders of record as of March 31, 2023.
As of December 31, 2022, there were 12,656,529 shares of the Company’s Series E Redeemable Preferred Stock and 1,428,332 shares of the Company’s Series M Redeemable Preferred Stock issued and outstanding.
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Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19, and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to pay dividends; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.